UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 27, 2011

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Boston Private Financial Holdings, Inc. (the “Company”) with the Securities and Exchange Commission on May 02, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct stockholder advisory votes on executive compensation. No other changes have been made to the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s 2011 Annual Meeting of Stockholders, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers – or future “say-on-pay” votes. As previously reported by the Company, a majority of the votes cast on the frequency proposal were cast in favor of holding an annual “say-on-pay” vote, which was in accordance with the Board of Directors’ recommendation.

After considering the voting results with respect to the frequency proposal and other factors, at a meeting held on July 26, 2011, the Company’s Board of Directors decided that the Company will hold an advisory “say-on-pay” vote every year in connection with its annual meeting of stockholders until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interest of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Chief Financial Officer

Date: July 27, 2011